Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended June 30, 2017 Earnings
Houston, Texas — August 2, 2017 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended June 30, 2017 and provided an operational update.
Highlights include:

•	Completed and placed on production 15 gross (10.8 net) operated wells in the Williston Basin in the second quarter of 2017, 60% of which were completed in June.

•	Produced over 66,000 barrels of oil equivalent per day (“Boepd”) in July 2017, up from 61,943 Boepd produced in the second quarter of 2017.

•	Expect to complete 48 gross operated wells and produce between 67,500 and 69,500 Boepd in the second half of 2017 and continue to expect to hit exit rate of 72,000 Boepd.
“Oasis is well positioned to execute our plan for the second half of 2017, as we integrate our second internal frac spread and efficiently increase completion activity,” said Taylor L. Reid, Oasis’ Director, President, and Chief Operating Officer. “Our completion design innovation across our core acreage position, including Wild Basin, Indian Hills, and Alger, continues to deliver uplifts in production, and our wells remain highly economic in the current commodity price environment.”
“The next six months represent the heart of our 2017 program and will lay the groundwork for everything to come in 2018 and beyond,” added Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “The quality of the asset base we have built and the strength of the team we have assembled to develop it give me great conviction around the future success of Oasis. We are confident in our ability to execute and to manage our business prudently in what continues to be a constantly changing market.”

Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	6/30/2017	3/31/2017	6/30/2016
Production data:
Oil (Bopd)	47,795	49,281	41,176
Natural gas (Mcfpd)	84,890	83,470	49,983
Total production (Boepd)	61,943	63,192	49,507
Percent Oil	77%	78%	83%
Average sales prices:
Oil, without derivative settlements (per Bbl)	$44.61	$47.03	$40.81
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) (per Bbl)	3.68	4.88	4.85
Natural gas (per Mcf)(1)	3.19	3.81	1.42
Revenues ($ in millions):
Oil	$194.0	$208.6	$152.9
Natural gas	24.6	28.7	6.4
Bulk oil sales	8.1	27.6	—
Midstream services (“OMS”)	15.6	14.6	6.9
Well services (“OWS”)	11.8	5.6	12.8
Total revenues	$254.1	$285.1	$179.0
OMS and OWS operating expenses ($ in millions):
OMS	$3.3	$3.3	$1.7
OWS	8.1	3.9	7.1
Select operating expenses:
LOE ($ per Boe)	$7.92	$7.71	$7.00
MT&G ($ per Boe)(2)	2.17	1.77	1.55
DD&A ($ per Boe)	22.23	22.27	27.19
Exploration and production (“E&P”) general and administrative expenses (“G&A”) ($ per Boe)	3.52	3.54	3.93
Production taxes (% of oil and gas revenues)	8.7%	8.6%	9.0%
___________________

(1)	Natural gas prices include the value for natural gas and natural gas liquids.

(2)	Excludes non-cash valuation charges on pipeline imbalances.
Second quarter production was adversely impacted by additional workover activity and a completion schedule weighted towards the end of the quarter. Oasis invested incremental dollars on workovers during the latter part of the quarter, which coupled with late quarter completions, drove July production to over 66,000 Boepd.
G&A totaled $23.5 million in the second quarter of 2017, $21.9 million in the second quarter of 2016 and $23.8 million in the first quarter of 2017. Amortization of stock-based compensation, which is included in G&A, was $7.1 million, or $1.26 per Boe, in the second quarter of 2017 as compared to $6.2 million, or $1.39 per Boe, in the second quarter of 2016 and $6.7 million, or $1.18 per Boe, in the first quarter of 2017. G&A for the Company’s E&P segment totaled $19.8 million in the second quarter of 2017, $17.7 million in the second quarter of 2016 and $20.1 million in the first quarter of 2017.
Interest expense was $36.8 million for the second quarter of 2017 compared to $35.0 million for the second quarter of 2016 and $36.3 million for the first quarter of 2017. Capitalized interest totaled $2.8 million for the second quarter of 2017, $4.8 million for the second quarter of 2016 and $2.8 million for the first quarter of 2017. Cash Interest totaled $35.5 million for the second quarter of 2017, $37.8 million for the second quarter of 2016 and $35.1 million for the first quarter of 2017. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.

For the three months ended June 30, 2017, the Company recorded an income tax expense of $2.3 million, resulting in a 12.4% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax expense of $16.0 million, resulting in a 40.2% effective tax rate as a percentage of its pre-tax income for the three months ended March 31, 2017.

For the second quarter of 2017, the Company reported net income of $16.6 million, or $0.07 per diluted share, as compared to a net loss of $89.9 million, or $0.51 per diluted share, for the second quarter of 2016. Excluding certain non-cash items and their tax effect, Adjusted Net Loss (non-GAAP) was $11.2 million, or $0.05 per diluted share, in the second quarter of 2017, compared to Adjusted Net Loss of $19.4 million, or $0.11 per diluted share, in the second quarter of 2016. For a definition of Adjusted Net Income (Loss) and a reconciliation of net income (loss) to Adjusted Net Income (Loss), see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the second quarter of 2017 was $141.3 million, compared to Adjusted EBITDA of $132.2 million for the second quarter of 2016. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2017	2Q 2017	YTD 2017
CapEx ($ in thousands):
E&P	$90,780	$100,822	$191,602
OMS	13,144	53,777	66,921
OWS	—	268	268
Other(1)	5,871	18,108	23,979
Total CapEx(2)	$109,795	$172,975	$282,770
___________________

(1)
Other CapEx includes asset acquisitions, primarily related to midstream assets, of $17.2 million for the six months ended June 30, 2017 and other items, such as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

Hedging Activity
As of August 1, 2017, the Company had the following outstanding commodity derivative contracts, which settle monthly and are priced off of WTI for crude oil and NYMEX Henry Hub for natural gas:

Crude oil (Volume in Mbopd)	1H17	2H17	1H18	2H18
Swaps
Volume	19.3	22.7	22.0	20.0
Price	$49.20	$49.90	$51.17	$51.11
Collars
Volume	8.0	8.0	1.0	1.0
Floor	$46.25	$46.25	$50.00	$50.00
Ceiling	$54.37	$54.37	$55.70	$55.70
3-way
Volume	6.0	6.0	—	—
Sub-Floor	$31.67	$31.67	—	—
Floor	$45.83	$45.83	—	—
Ceiling	$59.94	$59.94	—	—
Total Crude Oil Volume	33.3	36.7	23.0	21.0

Natural Gas (Volume in MMBtupd)
Swaps
Volume	16.5	20.0	15.0	15.0
Price	$3.31	$3.32	$3.04	$3.04

The June 2017 crude oil derivative contracts settled at a net $3.3 million received in July 2017 and will be included in the Company’s third quarter 2017 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Thursday, August 3, 2017
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	3753112
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, August 10, 2017 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10110100
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30, 2017	December 31, 2016
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$11,440	$11,226
Accounts receivable, net	218,302	204,335
Inventory	17,942	10,648
Prepaid expenses	10,610	7,623
Derivative instruments	31,851	362
Other current assets	62	4,355
Total current assets	290,207	238,549
Property, plant and equipment
Oil and gas properties (successful efforts method)	7,488,075	7,296,568
Other property and equipment	695,592	618,790
Less: accumulated depreciation, depletion, amortization and impairment	(2,252,653)	(1,995,791)
Total property, plant and equipment, net	5,931,014	5,919,567
Derivative instruments	11,834	—
Long-term inventory	8,762	—
Other assets	19,904	20,516
Total assets	$6,261,721	$6,178,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,257	$4,645
Revenues and production taxes payable	143,715	139,737
Accrued liabilities	139,766	119,173
Accrued interest payable	39,128	39,004
Derivative instruments	—	60,469
Advances from joint interest partners	5,816	7,597
Other current liabilities	—	10,490
Total current liabilities	340,682	381,115
Long-term debt	2,359,683	2,297,214
Deferred income taxes	527,181	513,529
Asset retirement obligations	51,059	48,985
Derivative instruments	—	11,714
Other liabilities	5,506	2,918
Total liabilities	3,284,111	3,255,475
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 238,642,598 shares issued and 237,410,395 shares outstanding at June 30, 2017 and 237,201,064 shares issued and 236,344,172 shares outstanding at December 31, 2016	2,345	2,331
Treasury stock, at cost: 1,232,203 and 856,892 shares at June 30, 2017 and December 31, 2016, respectively	(21,401)	(15,950)
Additional paid-in capital	2,362,084	2,345,271
Retained earnings	634,582	591,505
Total stockholders’ equity	2,977,610	2,923,157
Total liabilities and stockholders’ equity	$6,261,721	$6,178,632

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$218,633	$159,337	$455,885	$276,652
Bulk oil sales	8,091	—	35,722	—
Midstream revenues	15,566	6,910	30,172	13,893
Well services revenues	11,801	12,833	17,428	18,818
Total revenues	254,091	179,080	539,207	309,363
Operating expenses
Lease operating expenses	44,665	31,523	88,537	62,587
Midstream operating expenses	3,263	1,740	6,590	3,478
Well services operating expenses	8,088	7,135	11,990	9,786
Marketing, transportation and gathering expenses	12,039	6,491	22,990	15,043
Bulk oil purchases	7,980	—	35,982	—
Production taxes	18,971	14,367	39,270	25,120
Depreciation, depletion and amortization	125,291	122,488	251,957	244,937
Exploration expenses	1,667	340	3,156	703
Impairment	3,200	23	5,882	3,585
General and administrative expenses	23,548	21,876	47,382	46,242
Total operating expenses	248,712	205,983	513,736	411,481
Loss on sale of properties	—	(1,311)	—	(1,311)
Operating income (loss)	5,379	(28,214)	25,471	(103,429)
Other income (expense)
Net gain (loss) on derivative instruments	50,532	(90,846)	106,607	(76,471)
Interest expense, net of capitalized interest	(36,838)	(34,979)	(73,159)	(73,718)
Gain on extinguishment of debt	—	11,642	—	18,658
Other income (expense)	(166)	(32)	(150)	447
Total other income (expense)	13,528	(114,215)	33,298	(131,084)
Income (loss) before income taxes	18,907	(142,429)	58,769	(234,513)
Income tax benefit (expense)	(2,339)	52,498	(18,376)	80,127
Net income (loss)	$16,568	$(89,931)	$40,393	$(154,386)
Earnings (loss) per share:
Basic	$0.07	$(0.51)	$0.17	$(0.91)
Diluted	0.07	(0.51)	0.17	(0.91)
Weighted average shares outstanding:
Basic	233,283	176,984	233,176	169,953
Diluted	234,917	176,984	236,281	169,953

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating results (in thousands):
Revenues
Oil	$194,005	$152,900	$402,599	$264,106
Natural gas	24,628	6,437	53,286	12,546
Bulk oil sales	8,091	—	35,722	—
Midstream	15,566	6,910	30,172	13,893
Well services	11,801	12,833	17,428	18,818
Total revenues	$254,091	$179,080	$539,207	$309,363
Production data:
Oil (MBbls)	4,349	3,747	8,785	7,617
Natural gas (MMcf)	7,725	4,549	15,237	8,802
Oil equivalents (MBoe)	5,637	4,505	11,324	9,084
Average daily production (Boe per day)	61,943	49,507	62,564	49,911
Average sales prices:
Oil, without derivative settlements (per Bbl)	$44.61	$40.81	$45.83	$34.67
Oil, with derivative settlements (per Bbl)(1)	42.56	48.94	40.72	48.30
Natural gas (per Mcf)(2)	3.19	1.42	3.50	1.43
Costs and expenses (per Boe of production):
Lease operating expenses	$7.92	$7.00	$7.82	$6.89
Marketing, transportation and gathering expenses(3)	2.17	1.55	1.97	1.58
Production taxes	3.37	3.19	3.47	2.77
Depreciation, depletion and amortization	22.23	27.19	22.25	26.96
General and administrative expenses (“G&A”)	4.18	4.86	4.18	5.09
Exploration and production G&A	3.52	3.93	3.53	4.27

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$40,393	$(154,386)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	251,957	244,937
Gain on extinguishment of debt	—	(18,658)
Loss on sale of properties	—	1,311
Impairment	5,882	3,585
Deferred income taxes	18,376	(80,127)
Derivative instruments	(106,607)	76,471
Stock-based compensation expenses	13,823	12,979
Deferred financing costs amortization and other	8,871	6,552
Working capital and other changes:
Change in accounts receivable	(13,743)	4,297
Change in inventory	(1,007)	2,054
Change in prepaid expenses	(264)	1,423
Change in other current assets	280	(114)
Change in long-term inventory and other assets	(8,768)	100
Change in accounts payable, interest payable and accrued liabilities	11,158	(18,034)
Change in other current liabilities	(10,490)	9,001
Change in other liabilities	—	10
Net cash provided by operating activities	209,861	91,401
Cash flows from investing activities:
Capital expenditures	(252,461)	(231,341)
Proceeds from sale of properties	4,000	11,679
Costs related to sale of properties	—	(310)
Derivative settlements	(8,899)	103,790
Advances from joint interest partners	(1,781)	769
Net cash used in investing activities	(259,141)	(115,413)
Cash flows from financing activities:
Proceeds from revolving credit facility	484,000	359,000
Principal payments on revolving credit facility	(429,000)	(462,000)
Repurchase of senior unsecured notes	—	(56,925)
Deferred financing costs	—	(751)
Proceeds from sale of common stock	—	182,953
Purchases of treasury stock	(5,451)	(1,520)
Other	(55)	—
Net cash provided by financing activities	49,494	20,757
Increase (decrease) in cash and cash equivalents	214	(3,255)
Cash and cash equivalents:
Beginning of period	11,226	9,730
End of period	$11,440	$6,475
Supplemental non-cash transactions:
Change in accrued capital expenditures	$19,017	$(17,015)
Change in asset retirement obligations	1,759	(8,785)

Notes payable from acquisition	4,875	—

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Interest expense	$36,838	$34,979	$73,159	$73,718
Capitalized interest	2,816	4,835	5,636	9,303
Amortization of deferred financing costs	(1,709)	(2,030)	(3,399)	(5,947)
Amortization of debt discount	(2,480)	—	(4,835)	—
Cash Interest	$35,465	$37,784	$70,561	$77,074

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net income (loss)	$16,568	$(89,931)	$40,393	$(154,386)
Loss on sale of properties	—	1,311	—	1,311
Gain on extinguishment of debt	—	(11,642)	—	(18,658)
Net (gain) loss on derivative instruments	(50,532)	90,846	(106,607)	76,471
Derivative settlements(1)	(939)	30,477	(8,899)	103,790
Interest expense, net of capitalized interest	36,838	34,979	73,159	73,718
Depreciation, depletion and amortization	125,291	122,488	251,957	244,937
Impairment	3,200	23	5,882	3,585
Exploration expenses	1,667	340	3,156	703
Stock-based compensation expenses	7,115	6,249	13,823	12,979
Income tax (benefit) expense	2,339	(52,498)	18,376	(80,127)
Other non-cash adjustments	(213)	(484)	699	723
Adjusted EBITDA	141,334	132,158	291,939	265,046
Cash interest	(35,465)	(37,784)	(70,561)	(77,074)
Capital expenditures(2)	(172,975)	(131,288)	(282,770)	(219,243)
Capitalized interest	2,816	4,835	5,636	9,303
Free Cash Flow	$(64,290)	$(32,079)	$(55,756)	$(21,968)

Net cash provided by operating activities	$102,062	$137,452	$209,861	$91,401
Derivative settlements(1)	(939)	30,477	(8,899)	103,790
Interest expense, net of capitalized interest	36,838	34,979	73,159	73,718
Exploration expenses	1,667	340	3,156	703
Deferred financing costs amortization and other	(3,931)	(1,486)	(8,871)	(6,552)
Changes in working capital	5,850	(69,120)	22,834	1,263
Other non-cash adjustments	(213)	(484)	699	723
Adjusted EBITDA	141,334	132,158	291,939	265,046
Cash interest	(35,465)	(37,784)	(70,561)	(77,074)
Capital expenditures(2)	(172,975)	(131,288)	(282,770)	(219,243)
Capitalized interest	2,816	4,835	5,636	9,303
Free Cash Flow	$(64,290)	$(32,079)	$(55,756)	$(21,968)
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Income (loss) before income taxes	$(3,900)	$(158,978)	$16,836	$(264,744)
Loss on sale of properties	—	1,669	—	1,669
Gain on extinguishment of debt	—	(11,642)	—	(18,658)
Net (gain) loss on derivative instruments	(50,532)	90,846	(106,607)	76,471
Derivative settlements(1)	(939)	30,477	(8,899)	103,790
Interest expense, net of capitalized interest	36,838	34,979	73,159	73,718
Depreciation, depletion and amortization	122,785	120,039	247,193	240,881
Impairment	3,200	23	5,882	1,154
Exploration expenses	1,667	340	3,156	703
Stock-based compensation expenses	6,897	6,077	13,395	12,625
Other non-cash adjustments	(213)	(484)	699	723
Adjusted EBITDA	$115,803	$113,346	$244,814	$228,332
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Income before income taxes	$23,106	$18,040	$43,867	$33,198
Gain on sale of properties	—	(358)	—	(358)
Depreciation, depletion and amortization	3,753	1,732	7,211	3,415
Impairment	—	—	—	2,431
Stock-based compensation expenses	365	224	713	443
Adjusted EBITDA	$27,224	$19,638	$51,791	$39,129

Well Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Income (loss) before income taxes	$1,950	$(2,142)	$(1,637)	$1,885
Depreciation, depletion and amortization	3,057	3,895	6,222	8,127
Stock-based compensation expenses	338	235	734	899
Adjusted EBITDA	$5,345	$1,988	$5,319	$10,911

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income (Loss) and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net income (loss)	$16,568	$(89,931)	$40,393	$(154,386)
Loss on sale of properties	—	1,311	—	1,311
Gain on extinguishment of debt	—	(11,642)	—	(18,658)
Net (gain) loss on derivative instruments	(50,532)	90,846	(106,607)	76,471
Derivative settlements(1)	(939)	30,477	(8,899)	103,790
Impairment	3,200	23	5,882	3,585
Amortization of deferred financing costs	1,709	2,030	3,399	5,947
Amortization of debt discount	2,480	—	4,835	—
Other non-cash adjustments	(213)	(484)	699	723
Tax impact(2)	16,575	(42,075)	37,679	(64,731)
Adjusted Net Loss	$(11,152)	$(19,445)	$(22,619)	$(45,948)

Diluted earnings (loss) per share	$0.07	$(0.51)	$0.17	$(0.91)
Loss on sale of properties	—	0.01	—	0.01
Gain on extinguishment of debt	—	(0.07)	—	(0.11)
Net (gain) loss on derivative instruments	(0.22)	0.51	(0.45)	0.45
Derivative settlements(1)	—	0.17	(0.04)	0.61
Impairment	0.01	—	0.02	0.02
Amortization of deferred financing costs	0.01	0.01	0.01	0.03
Amortization of debt discount	0.01	—	0.02	—
Tax impact(2)	0.07	(0.23)	0.17	(0.37)
Non-GAAP Diluted Loss Per Share	$(0.05)	$(0.11)	$(0.10)	$(0.27)

Diluted weighted average shares outstanding	234,917	176,984	236,281	169,953

Effective tax rate applicable to adjustment items	37.4%	37.4%	37.4%	37.4%
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(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.